NUMBER

SHARES



THE BANCORP, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

FIXED RATE CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES B

THIS CERTIFIES THAT ______________________________ *is the owner of* ______________________________ *shares of the FIXED RATE CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES B of THE BANCORP, INC., fully paid and non-assessable, transferable only on the books of the Corporation in person or by Attorney upon surrender of this Certificate properly endorsed.*

The Corporation will furnish to any stockholder, upon request and without charge, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof authorized to be issued and the qualifications, limitations or restrictions of such preferences and/or rights, so far as the same have been fixed and determined by the Board of Directors, pursuant to the authority vested by the Certificate of Incorporation in the Board to fix and determine the relative rights and preferences of such class or series and any subsequent class or series.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ______________ *day of* ______________________ *A.D.* ________ .

____
SECRETARY

____
PRESIDENT

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -- as tenants in common
TEN ENT — as tenants by the entireties
JT TEN — as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT — .... Custodian .... under
(Cust) (Minor)
Uniform Gifts to Minors Act ....
(State)

Additional abbreviations may also be used though not in the above list.

For Value Received, ______ *hereby sell, assign and transfer unto*

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

[ ] ______________________________

____

Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint

______________________________ *Attorney*

to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated ______________________________

In presence of

______________________________ ______________________________

NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.